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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated February 22, 2011 relating to the financial statements of Studio 3 Partners L.L.C., which appears in Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the year ended March 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
September 15, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM